Exhibit 99.3

FACILITY LEASE

Between

CONSOLIDATED PHARMACEUTICAL GROUP, INC

a Maryland Corporation

LANDLORD

and

AMERICAN ANTIBIOTICS, LLC

a Florida limited liability company,

its permitted successors or assigns

TENANT

Dated as of July 1, 2009

FACILITY LEASE

THIS FACILITY LEASE (the "Lease") is made as of this 1st day of July, 2009 between Consolidated Pharmaceutical Group Inc. ("CPG") a Maryland Corporation ("Landlord") and American Antibiotics LLC,("AA") a Florida limited liability company, its permitted successors/assigns.

WITNESSETH:

For and in consideration of the covenants herein contained and upon the terms and conditions herein set forth, the parties agree as follows:

  Introductory Provisions
  Fundamental Lease Provisions. Certain Fundamental Lease Provisions are presented in this Section in summary form to facilitate convenient reference by the parties hereto; certain Fundamental Lease Provisions are subject to adjustment as provided in this Lease.

I.1. Facility/ or Premises Land and Buildings located on 4.4 acres at 6110 Robinwood Road, Baltimore,

Maryland - Legal Description-Exh.A.

I.2. Address: Landlord: Consolidated Pharmaceutical Group,Inc. C/o Charles R. Schaller, Jr. Esq.

Linowes & Blocher LLP

145 Main Street, Annapolis, MD -21401

Tenant: American Antibiotics, LLC

Its permitted successors and/or assigns

C/o Mandeep Taneja, Esquire

6950 Bryan Dairy Road

Largo, FL -33777

I.3. Gross Leasable area of Premises: approximately 65,600 square feet

I.4. Lease Term: 36 months with 1st option to renew for a period of three (3) years and 2nd option to renew for a period of four (4) years and 3rd option to renew, in the event "Sub Division" is not approved, for a period of ten (10) years upon expiry of 2nd option to renew.

I.5. Commencement Date: July 1, 2009.

I.6. Rent Commencement Date: July 1, 2009.

I.7. Base Annual Rent and

Base Monthly Rent Lease Year Annual Monthly

Non-Sterile Area (NSA) 1st year $480,000.00 $40,000.00

(40,000 sq.ft @$1/-sq.ft)

2nd year $489,600.00 $40,800.00

3rd year $499,200.00 $ 41,600.00

Sterile Area (SA) }

25,600 square feet } 0-3 No Rent No Rent

1st Extension Term } 1 $796,800.00 $66,400.00

NSA and SA } 2. $802,294.00 $66,912.00

3. $818,340.00 $68,195.00

2nd Extension Term 1 $834,707.00 $69,559.00

NSA and SA 2 $851,140.00 $70,950.00

3 $868,163.00 $72,347.00

4 $885,526.00 $73,794.00

3RD Extension NSA & SA Base Rent shall be determined by an independent Leasing Agent Jointly appointed or in case of one each Leasing Agent appointed by Landlord and Tenant and third selected by the two Leasing Agents to determine annual Base Rent for the Facility.

I.8. 26.5% of monthly rent up to a total of $390,000 shall be deposited in Facility Improvement Escrow account, pursuant to Facility Improvement Escrow Agreement appended to the Lease as Exh- B 73.5% of monthly rent shall be payable to: CPG C/o Stanley Schweiger, CPA, PA.

1.9. July& August Rent $80,000.00 (July, August 2009 subject to I-8 above).

I.10. Security Deposit $40,000.00 (previously paid)

I.11. Real Estate Taxes Tenant's Proportionate Share of Real Estate

Taxes is estimated to be, initially 39.5% for the Premises until approval of "Sub Division".

I.12. Address for Notices to:

Tenant American Antibiotics, LLC

Its successors and/or assigns permitted

C/o Mandeep Taneja, Esquire

6950 Bryan Dairy Road

Largo, FL -33777

Phone : 727-544-8866 Ext.264

Fax : 727-544-4386

Email: mandeept@onlineihp.com

Attn: Mandeep Taneja, Esq.

With a copy to:

Tenant at the Premises

Landlord Consolidated Pharmaceutical Group, Inc. C/o Charles R. Schaller, Jr. Esq.

Linowes & Blocher LLP

145 Main Street, Annapolis, MD -21401

Phone : 410-268-0881

Fax : 301-261-2603

Email : CSchaller@linowes-law.com

I.13. Leasing Broker N/A

I.14. Guarantor(s) American Antibiotics, LLC successors or assigns permitted, GeoPharma, Inc., Lease term Jugal Taneja (payment for Note and first 3 years lease)

I.15 Assignment : Assignment of Lease to duly organized successor of AA shall be accepted by Landlord upon presentation of duly filed and approved organizational papers.

I.16. Name and Address of Onkar N.Sharma, Esq.,

Tenant's Resident Agent Sharma Law Group

9911 Georgia Avenue,

Silver Spring, MD-20902

I.17. Name and Address of Charles R. Schaller

Landlord's Resident Agent : Linowes and Blocher LLP

145 Main Street

Annapolis, MD 21401

  Additional Fundamental Lease Provisions (Basic Provisions).

1.1 Parties: This Lease ("Lease") effective July 1, 2009, is made by and between Consolidated Pharmaceutical Group, Inc., a Maryland Corporation, ("Landlord") and American Antibiotics, LLC, a Florida limited liability Company located at 6950 Bryan Dairy Road, Largo, Florida 33777 ("Tenant") (collectively the "Parties", or individually a "Party").

1.2 Premises: Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, certain land and improvements located at 6110 Robinwood Road in Anne Arundel County, Maryland, comprising approximately 4.4 acres of land (the "Land") and improved with a building containing approximately 65,600 square feet of rentable area (the "Building") (the Building and any other improvements on the Land referred to herein as the "Improvements" and the Land and the Improvements collectively referred to herein as the "Premises" including the Building, , the land upon which they are located and all other buildings and improvements thereon are herein collectively referred to as the "Premises" or "Facility". Premises is outlined as "Proposed Lot 1" on the Plat attached as hereto as Exh.A. The premises is being leased "AS IS, WHERE IS" with Tenant accepting all defects, if any.

1.3 Term : Thirty-six (36) months with option to extend 1st term 3 years, second term 4 years and third term ten (10) years ("Term") effective on July 1, 2009 ("Term").

      The term of this Lease (the "Term") shall commence on July 1,2009 (the "Commencement Date") and shall expire on July 31, 2012. On the Commencement Date the existing lease dated July 19, 2005 between Landlord and Tenant (the "Prior Lease") shall automatically terminate.
      Tenant is granted the option ("Renewal Option") to extend the Term of this Lease for First (1) period of three (3) years ("Renewal Term"), Second period of four (4) years ("Second Renewal Term") and Third period of (10) years provided (a) no Event of Default by Tenant exists at the time of exercise of the Renewal Option or at the commencement of the Renewal Term, and (b) Tenant gives written notice of its exercise of the Renewal Option at least twelve (12) months prior to the expiration of the original Term, time being of the essence. The Renewal Term shall be upon the same terms, conditions and Rent, except (i) Tenant shall have no further right of renewal after the Renewal Term prescribed above; (ii) the Base Rent for the Renewal Term will be as hereinafter provided; and (iii) Except the amount of $390,000 for HVAC and Roof Improvements, Tenant shall not be entitled to any payment or credit for, or to have Landlord maintain, construct any, tenant improvements or to any abatement of Rent except for the credit of up to $250,000.00 for one "Option to Purchase Price", in case "Subdivision" is not approved. Promptly following the full execution of this Lease, Landlord shall continue its commercially reasonable efforts to achieve subdivision of the Premises apart from the parcel of land adjoining the Premises and containing approximately 7.1 acres; however, Landlord may give due consideration to the advice of its attorneys and consultants as to the proper timing and strategies in seeking the subdivision. Tenant shall fully cooperate with and support Landlord in its efforts to obtain the subdivision, including, without limitation, participation and the giving of testimony in any hearings with government officials, such as planning board or board of appeals hearings. Without limiting the generality of the preceding sentence, within three (5) days after request by Landlord, Tenant shall sign applications, plans, plats and other like documents required in connection with obtaining the subdivision. Landlord shall be responsible for any and all costs and fees incurred in connection with its efforts to obtain the subdivision (excluding Tenant's legal fees). If the subdivision is not achieved on or before July 31, 2015, Landlord shall have no further obligations with respect thereto.

1.4 Base Rent: $40,000.00 per month for the first year of the term. Base Rent shall increase on the first (1st) day of each Lease Year commencing with the second (2nd) Lease Year of the Term or renewal term by an amount equal to two percent (2%) of the Base Rent payable during the immediately preceding Lease Year and as more fully set forth in I.7 above.

1.5 Security Deposit: $40,000.00 already paid shall become nonrefundable.("Security Deposit).

1.6 Permitted Use: "Permitted Use" shall include all uses for which the Premises currently are being used and general office, sales, designing, and manufacturing Beta lactam (including of ANDA drugs) uses, other related uses and all other lawful uses.

1.7 Option to Purchase: a) At any time during the first three years date of written notice of subdivision or any extension thereof. Tenant shall have the right to purchase the Facility by giving Landlord written notice. The purchase price for the Premises shall be $5,500,000.00, payable in immediately available funds on the closing date (approximately 4.4 +/- acres the actual acreage will be determined by Landlord's surveyor). On the 121st day of each anniversary date of the written notice from the Landlord of approval of "Sub Division" and recorded of the plat for the first three (3) years, Tenant shall pay $83,333.00 to Landlord for the option to purchase. Total option to purchase amount of $250,000 paid by Tenant to Landlord shall be credited to Tenants payment of the purchase price of $5.5 million at closing. In the event "Sub Division" is not approved by July 31, 2015, Tenant shall offset the monthly rental payments to Landlord in the total amount of $250,000.00.

  Should subdivision not occur within the first three years this option period to purchase the property may be extended for one additional three (3) year period at Tenant's election provided it gives Landlord written notice to execute the additional option period thirty (30) days prior to the end of the first option period.

  Should subdivision not occur within the option period or prior to the expiration of all extension terms contemplated herein, then in such case Tenant shall have a third lease term option period of ten (10) years to be exercised by Tenant provided it gives Landlord sixty (60) days prior written notice from the end of the third extension term. The Rent for the third lease term shall be the Base Rent determined by a neutral third party selected and agreed upon by the Tenant and Landlord e.g Single Leasing Agent selected jointly by Landlord and Tenant, or one Leasing Agent each appointed by the Landlord and Tenant separately, and the two Leasing Agents selecting a third Leasing Agent to determine the Base Rent and the increases for the ten (10) year period.

1.8 Exhibits: Attached hereto are the following Exhibits, all of which constitute a part of this Lease:

Exhibit A : Legal Description -Plat

Exhibit B : Facility Improvement Escrow Agreement Exhibit C : Subordination Agreement, by CPG Lenders to enforce Lease.

1.9 Address for Rent Payments: All amounts payable by Tenant to Landlord shall until further notice be paid to : 26.5 % Facility Improvement Escrow Account

c/o Linowes & Blocher, Escrow A/c

145 Main Street

Annapolis

MD 21401

Attn : Charles R. Schaller, Jr. Esq.

73.5 % Consolidated Pharmaceutical Group, Inc., at the following address:

Consolidated Pharmaceutical Group, Inc.

Stanley Schweiger, CPA,PA

20287 Monteverdi Circle,

Boca Raton, FL -33498

  Facility Parking - Common Areas.

    Letting: Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises upon all of the terms, covenants and conditions set forth in this Lease. Any statement of square footage set approximation which Landlord and Tenant agree is reasonable and the Base Rent based thereon is not subject to revision whether or not the actual square footage is more or less.

  Term.

    Term : The Commencement Date, Expiration Date and Term of this Lease are as specified in Paragraph 1.3.

    Possession: Tenant acknowledges that it is in possession of the Non-Sterile Area of approximately 40,000 square feet. If possession of the Sterile Area (app.26,500 square feet) is not delivered to the Tenant within ninety (90) days after the commencement Date and such delay is not due to Tenant's acts, failure to act or omissions, rent for the sterile portion shall be abated for each additional month beyond the three (3) year rent free period that is delayed by Landlord's failure to deliver possession.

  Rent. Tenant shall pay to Landlord Base Rent and other monetary obligations of Tenant to Landlord under the terms of this Lease in lawful money of the United States, without offset or deduction except as provided Section 1.3, 1.7 and 1.8 herein, on or before the first day of each month. Base Rent for any period during the term hereof which is for less than one full month shall be prorated based upon the actual number of days of the month involved. Payment of Base Rent shall be made to Landlord at its address stated herein or to such other persons or at such other addresses as Landlord may from time to time designate in writing to Tent. Base Rent are collectively referred to as "Rent". All monetary obligations of Tenant to Landlord under the terms of this Lease are deemed to be rent.

      For the period from the Commencement Date through the end of the first (1st) Lease Year (hereinafter defined), Tenant shall pay to Landlord, in advance, base rent in the amount of Forty Thousand Dollars ($40,000.00) per month ("Base Rent"). As used herein, "Lease Year" means the period from the Commencement Date through the last day of the calendar month during which the first (1st) anniversary of the Commencement Date occurs, and each twelve (12) month period thereafter during the Term. Base Rent shall increase on the first (1st) day of each Lease Year during the Term, by an amount equal to two percent (2%) of the Base Rent payable during the immediately preceding Lease Year as more fully set forth in Section I-7..
      All premises taxes, utility charges, insurance premiums and all other costs and expenses that Tenant assumes or agrees to pay under this Lease, whether to Landlord or to third parties, together with all interest and penalties that may accrue thereon or upon Base Rent upon nonpayment, shall be deemed to be "Additional Rent". In the event of nonpayment of Additional Rent, Landlord shall have all rights and remedies for nonpayment of Rent (Base Rent, Additional Rent and all other amounts required to be paid by Tenant hereunder are collectively referred to as "Rent").
      Following an "Event of Default" as defined in Section 15 below, interest shall accrue from the date payment was originally due at a per annum rate of ten percent (10%) on the first day following the day upon which payment was originally due (the "Applicable Rate") on the amount of any installment of Rent that is not paid when due.
      All payments of Rent shall be in lawful money of the United States and shall be made to Landlord, without demand and without any deduction or set-off except provided in Sections 1.3, 1.7 and Section 1.8, at the address set forth in Section I.9, or to such other person or entity, or at such other place, designated by Landlord in writing, or directly to third parties as set forth in this Lease.
      (i) All utilities serving the Premises shall be separately metered in Tenant's name. Tenant agrees to pay when due all deposits, tap fees and all other connection, hook-up and utility use fees required for utility services to the Premises and all utility bills, charges and fees for such service throughout the Term.

(ii) Landlord agrees to fully cooperate with Tenant (at no cost or expense to Landlord) to ensure that the Premises remains or becomes connected and continues to receive all necessary utility services, and Landlord agrees not to take any action to interrupt or interfere with utility service to the Premises.

(iii) Tenant shall have the right to enter into customary and usual agreements with utility companies, and/or public authorities which provide necessary utilities, creating easements in favor of such companies and/or authorities as are required in order to service the occupants of the Improvements on the Premises, and Landlord covenants and agrees to consent thereto and to execute any and all documents, agreements and instruments in order to effectuate the same, all at Tenant's cost and expense, for the purpose of subjecting fee title to the Premises to the terms thereof if required to effectuate the same.

  Security Deposit. Parties Agree that Security Deposit is $ 40,000.00 (previously paid) (Non Refundable).

6. Use :

    Permitted Use : a) Tenant shall use and occupy the Premises only for the permitted use set forth in this section. Additional lawful usage for all lawful purposes is permitted. Tenant shall not commit any nuisance, permit the emission of any objectionable noise or odor, suffer any waste, and make any use of the Premises which is contrary to any law or ordinance or which will invalidate or increases the premiums for any of Landlord's insurance.

  Tenant may use the Premises for the manufacturing, packaging and distribution of penicillin products and uses ancillary thereto in compliance with all applicable ordinances and regulations, and for any and all lawful purpose whatsoever.
  (i) Tenant shall at all times comply with all federal, state and municipal laws, ordinances and regulations ("Laws") relating to the use, condition and occupancy of the Premises and Building. Because this is a fully net Lease, Tenant agrees that it shall be responsible for compliance with all of the foregoing laws, rules and regulations at Tenant's sole expense, notwithstanding the fact that Landlord might be responsible under law for such compliance.

(ii) Tenant shall have the right to consent by appropriate legal proceedings diligently conducted in good faith, in the name of Tenant, or Landlord (if legally required), or both (if legally required), without cost or expense to or imposition of any criminal or civil liability against Landlord, the validity or application of any law, ordinance, rule, regulation or requirement of the nature referred to in Section 6(a) above and, if by the terms of any such law, ordinance, order, rule, regulation or requirement, compliance therewith may legally be delayed pending the prosecution of any such proceeding, Tenant may delay such compliance therewith until the final determination of such proceeding, provided Landlord is not subject to any civil or criminal liability, or expense or cost of any kind or nature, arising out of or relating to such delay.

(iii) Landlord agrees to execute and deliver any appropriate papers or other instruments which may be reasonably necessary or proper to permit Tenant so to contest the validity or application of any such law, ordinance, order, rule, regulation or requirement and to fully cooperate with Tenant in such contest at no cost to Landlord.

  Hazardous Substances:

7.1 a) Reportable Uses Require Consent. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, chemical, material or waste including asbestos whose presence, nature, quantity, and or intensity of existence, use, manufacture, disposal, transpiration, spill, release or effect, either by itself or in combination with other materials expected to be on the premises, is either (i) potentially injurious to the public health, safety or welfare, the environment, or the Premises; (ii) regulated or monitored by any governmental authority; or iii) a basis for potential liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by products thereof. Hazardous substance shall not include any substances used or manufactured by Tenant, a company which is engaged in the business of the manufacture, distribution and sale of various pharmaceuticals. Tenant shall not engage in any activity in or about the Premises which constitutes a Reportable use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Landlord and compliance in a timely manner (at Tenant's sole cost and expense) with all Applicable Requirements (as defined in Paragraph 7.5. "Reportable Use" shall mean i) the installation or use of any above or below ground storage tank, ii) the generation, possession, storage, use, transpiration, or disposal transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and (iii) the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Requirements require that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Tenant may, without Landlord's prior consent, but upon written notice to Landlord and in compliance with all Applicable Requirements, use any ordinary and customary materials reasonably required to be used by Tenant in the normal course of the permitted use, so long as such use is not a Reportable Use and does not expose the Premises, or neighboring properties to any meaningful risk of contamination or damage or expose Landlord to any liability therefor. In addition, Landlord may (but without any obligation to do so) condition its consent to any Reportable Use of any Hazardous Substance by Tenant upon Tenant's giving Landlord such additional assurances as Landlord, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefor, including but not limited to the installation (and, at Landlord's option, removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit.

(b) Duty to Inform each other. If Landlord or Tenant has reason to believe, that a Hazardous Substance is located in, under or about the Facility or the Building, the party shall immediately give other party a written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Substance. No party shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including, without limitation, through the plumbing or sanitary sewer system).

(c) Indemnification: Each party shall indemnify, protect, defend and hold the other party, affiliates, Lenders, and the officers, directors, shareholders, partners, employees, managers, independent contractors, attorneys and agents of the foregoing ("Landlord Entities") and the Premises, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and attorneys' and consultants fees arising out of or involving any Hazardous Substance brought onto the Premises by or for the party or by any of its employees, agents, contractors or invitees. Each parties obligations under this Paragraph 6.2(c) shall survive the expiration or earlier termination of this Lease.

7.2 Tenant's Compliance with Requirements. Tenant shall, at Tenant's sole cost and expense, fully, diligently and in a timely manner, comply with all "Applicable Requirements," which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating 'bureau, relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene. (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill or release of any Hazardous Substance), now in effect or which may hereafter come into effect. Tenant shall, within 5 days after receipt of Landlord's written request, provide Landlord with copies of all documents and information evidencing Tenant's compliance with any Applicable Requirements and shall immediately upon receipt, notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Tenant or the Premises to comply with any Applicable Requirements.

    Inspection; Compliance with Law:

a) Tenant shall promptly provide to Landlord (a) any or all of the documents and materials that Tenant has prepared pursuant to any requirement or submitted to any governmental or regulatory agency, and (b) any documents or materials that Tenant receives from any governmental entity related to Hazardous Substances or any other matter referenced in this Section. If there is a requirement to file any notice or report of a release or threatened release of Hazardous Materials on, under or about the Premises, Tenant shall provide a copy of such report or notice to Landlord prior to such filing.

b) Tenant's obligations under this Section shall survive the expiration or earlier termination of this Lease.

c) Notwithstanding any provisions of this Section to the contrary, Tenant's compliance, remediation, indemnification and other obligations under this Section 5(c) shall not apply to any Hazardous Materials that were present on, in or under the Premises, as of the Commencement Date or any release, spill or leak of Hazardous Materials or violation of Environmental Laws by Landlord, its agents, employees, tenants or contractors or the owners or occupants of any adjacent properties or their respective agents, employees, tenants or contractors.

    Tenant's Environmental Obligations

Tenant, in conducting any activity on the Premises, shall comply (and shall ensure compliance by others) with all applicable local, state or federal environmental laws and statutes (including without limitation the Environmental Laws, as defined below), rules, regulations, or orders, (collectively "Environmental Requirements"), including, without limitation, Environmental Requirements regarding the storage, use and disposal of Hazardous Materials and regarding releases or threatened releases of Hazardous Materials to the environment. For purposes of this Lease, the term "Hazardous Materials" shall mean any and all substances regulated by any of the Environmental Laws, including but not limited to asbestos and asbestos-containing materials, special wastes, polychlorinated biphenyls (PCBs), used oil or any petroleum products, natural gas, radioactive source material, pesticides and any solid waste or hazardous waste now or hereafter defined at 42 U.S.C. 6903(5) or 42 U.S.C. 6903(27) of the Solid Waste Disposal Act, any hazardous substance as defined at 42 U.S.C. 9601(14) of the Comprehensive Environmental Response, Compensation and Liability Act, any criteria pollutant or hazardous air pollutant regulated under the Clean Air Act, 42 U.S.C. 7401 et seq. "Environmental Law(s)" shall mean: (a) the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.  9601 et seq.), as amended; (b) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (42 U.S.C.  6901 et seq.), as amended; (c) the Emergency Planning and Community Right to Know Act (42 U.S.C.  11001 et seq.), as amended; (d) the Clean Air Act (42 U.S.C.  7401 et seq.), as amended; (e) the Clean Water Act (33 U.S.C.  1251 et seq.), as amended; (f) the Toxic Substances Control Act (15 U.S.C.  2601 et seq.), as amended; (g) the Hazardous Materials Transportation Act (49 U.S.C.  5101 et seq.), as amended; (h) the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C.  136 et seq.), as amended; (i) the Safe Drinking Water Act (42 U.S.C.  300f et seq.), as amended; (j) any state, county, municipal or local statutes, laws or ordinances similar or analogous to the federal statutes listed in parts (a) - (i) of this Section 5(c)(i); (k) any amendments to the statutes, laws or ordinances listed in parts (i) - (j) of this Section 5(c)(i), regardless of whether the same are in existence on the date hereof or come into existence hereafter; (l) any rules, regulations, guidelines, directives, orders or the like adopted hereafter pursuant to or implementing the statutes, laws, ordinances and amendments listed in parts (i) - (k) of this Section 5(c)(i); and (m) any other law, statute, ordinance, amendment, rule, regulation, guideline, directive, order or the like in effect now or in the future relating to environmental, health or safety matters, enacted, promulgated or otherwise imposed by any governmental or quasi-governmental unit, department or agency.
      In the case of a release, spill or leak of Hazardous Materials from, on or under the Premises, Tenant immediately shall control, investigate and remediate all contaminated media in compliance with the Environmental Laws and all other applicable federal, state and local standards, unless such release, spill or leak is caused by the Landlord, its agents, employees, tenants or contractors or the owners or occupants of adjacent properties or their respective agents, employees, tenants or contractors. Tenant shall reimburse Landlord for any penalties and all costs and expenses related thereto, including, without limitation, reasonable attorneys' fees incurred by Landlord as a result of the release or disposal by Tenant or any of its agents, subtenants, licensees, concessionaires, guests, invitees or their respective employees, licensees, contractors or subcontractors, of any Hazardous Materials on the Premises. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, suits, losses, liabilities, demands, actions, damages, costs, expenses, and causes of action of any nature whatsoever (including, without limitation attorneys' and experts' fees) arising directly or indirectly from or in any way related to (a) failure to comply with any provisions of this Section 5(c) by Tenant or any of its agents, subtenants, licensees, concessionaires, guests, invitees or their respective employees, licensees, contractors or subcontractors, (b) failure to comply with, or violation of any Environmental Requirements, by Tenant or any of its agents, subtenants, licensees, concessionaires, guests, invitees or their respective employees, licensees, contractors or subcontractors, (c) any Hazardous Materials released by any party and affecting the Premises during the Term, or (d) any actual or alleged injury, illness, or death of any person in any manner arising out of or alleged to have arisen out of exposure to Hazardous Material present at the Premises during the Term regardless of when such injury, illness, or death shall have occurred or manifested itself.
      Tenant shall promptly provide to Landlord (a) any or all of the documents and materials that Tenant has prepared pursuant to any requirement or submitted to any governmental or regulatory agency under this Section 5(c), and (b) any documents or materials that Tenant receives from any governmental entity related to Hazardous Substances or any other matter referenced in this Section 5(c). If there is a requirement to file any notice or report of a release or threatened release of Hazardous Materials on, under or about the Premises, Tenant shall provide a copy of such report or notice to Landlord prior to such filing.
      Tenant's obligations under this Section 5(c) shall survive the expiration or earlier termination of this Lease.
      Notwithstanding any provisions of this Section 5(c) to the contrary, Tenant's compliance, remediation, indemnification and other obligations under this Section 5(c) shall not apply to any Hazardous Materials that were present on the Premises as of the date Tenant entered possession of the premises leased under the Prior Lease or any release, spill or leak of Hazardous Materials or violation of Environmental Laws by Landlord, its agents, employees, tenants or contractors or the owners or occupants of any adjacent properties or their respective agents, employees, tenants or contractors.

8. Ownership of Improvements and Other Property: a) Landlord will retain ownership of all interests in the buildings and other Improvements now or hereafter located on the Premises during the Term of this Lease. Upon expiration of the Term, Tenant will surrender all then-existing Improvements, and any Improvements (except Tenant's lab, equipment and, trade fixtures) constructed or placed on the Premises shall become the property of Landlord. "Trade Fixtures" and other "Personal Property" installed by Tenant on the Premises shall remain the property of Tenant. Tenant may remove its trade fixtures and personal property from the Premises upon expiration of the Lease provided Tenant is not in default hereunder.

b) It is understood and agreed by Tenant that Landlord retains a non-exclusive right of way during business hours or easement thirty (30) feet wide beginning from Robinwood Road at the entrance to gate 1 across the Premises in a northwesterly direction parallel with the northeastern property line for approximately 400 feet to Landlord's remaining property shown as "Proposed Lot 2" on the Plat attached hereto. Tenant has access to Gate 2 as per plat Common Access Easement during the business hours.

9. Maintenance Repair: Subject to Facility Improvement Escrow Agreement, Tenant assumes and shall, at its own expense, have the sole responsibility to make all repairs, replacements and restorations to the Premises, including all utilities serving the Premises, all parking and landscaped areas, signs and other improvements placed or located in or about the Premises, interior and exterior, and non-structural, however the need for repairs and restoration occurs, and to keep all of the above in neat and clean condition and in good order and repair. Tenant shall not permit or commit waste or deterioration of the building or other improvements on the Facility. Landlord shall have duty to maintain, repair, restore or replace foundation, exterior and all load bearing walls of the Facility.

10. Construction Liens:

a) Tenant at its expense shall have the right at any time and from time to time to alter existing or construct additional improvements on the Facility, unless such alternations (A) Would have a material adverse effect on the Subdivision Approval, or (B) would by virtue of the fact that the Land and the Adjoining Land are not separately subdivided parcels, have a material adverse effect on the value of the Adjoining Land. Or the ability to develop, lease, sell and/or construct or renovate improvements on the Adjoining Land. All Construction, repairs, alterations and improvements made by Tenant at any time shall be completed promptly in compliance with Laws at no cost to Landlord within ten (10) days after Landlord delivers written notice thereof, Tenant shall release or bond over any mechanics' or other liens filed in respect to any work done or authorized by Tenant and shall execute such documents as Landlord may reasonably require in order to so protect the Landlord.

b) Other than to comply with Tenant's obligations pursuant to Section 9 , Tenant shall not make any alterations, improvements or modifications to the Premises without Landlord's prior written consent, which consent may not be unreasonably withheld by Landlord. All construction, repairs, alterations and improvements made by Tenant at any time shall be completed promptly in a good and workmanlike manner at no cost to Landlord and shall be promptly paid for so that the Premises remains free of liens for labor and materials. Tenant shall immediately release or bond over any mechanics' or other liens filed in respect to any work done or authorized by Tenant and shall execute such documents as Landlord (or its title insurer or mortgagee) may reasonably require in order to so protect Landlord.

(c) Landlord shall pay in full for all work done or materials provided at Facility at Landlord's request.

  Indemnity : Tenant shall defend, indemnify, hold harmless and reimburse Landlord, its directors, partners, shareholders, trustees, members, officers, agents and employees from, for and against any and all loss, liability, damages, penalties, expenses and costs of whatever nature, causes of action, suits, claims, demands, judgments, costs of defense, awards and settlements i) to the extent caused by the violation by Tenant of any agreement, covenant or condition of this Lease, and ii) resulting in bodily injury or death on the premises, except to the extent caused by the negligence or willful misconduct of landlord, its agents or employees. Tenant shall have the right to elect to control, with counsel approved by Landlord (in its sole discretion), the defense of any claim, action, proceeding or suit for which Tenant indemnifies Landlord pursuant to this Section 11 9. If Tenant elects to control such defense, Landlord shall be invited to attend and participate in all meetings (including those related to settlement) and to appear and participate in all judicial proceedings and the right to approve the terms of any settlement related to such claim, action, proceeding or suit. Without limiting the generality of any other provision hereof, Tenant shall reimburse Landlord for reasonable attorney's fees, expert witness fees and investigation expenses incurred by Landlord in the defense and handling of said suits and claims. The obligations of Tenant under this Section 11 that accrue or are incurred by Tenant while this Lease is in effect shall survive the termination of this Lease.

  Insurance :

  Landlord shall maintain insurance at Landlord's costs for the Industrial Center.

  Liability: Tenant shall maintain with respect to the Premises, commercial general liability and property damages insurance endorsed to cover personal injury. The coverage for each occurrence shall be $ 1,000,000.00 and $3,000,000.00 combined per occurrence single limit for personal and bodily injury, death and property damage. Tenant shall increase the amount of such coverage from time to time to such higher coverage as is then customarily carried by owners of similar properties in Anne Arundel County, Maryland. Said insurance coverage shall also cover by separate endorsement or otherwise, assumed or contractual liability under this Lease including Section 12. Each liability policy shall name Landlord as an additional insured. To the extent required by law, Tenant shall also maintain worker's compensation or similar insurance.

  Property: During the Term, Tenant shall be responsible for maintaining property insurance on the Improvements, on a Special Form - Causes of Loss policy ("Property Insurance"), coverage as per 12(b). Landlord, its officers, employees and any partners, members, shareholders, trustees, or others designated by Landlord shall be listed as loss payees, as their interest may appear. Such additional insured endorsement must provide broadest possible coverage in accordance with the blanket contractual liability and the indemnification agreement in this Lease. Such policies shall contain a waiver of subrogation by the insurer with respect to the claims against Landlord, its officers and employees. Landlord shall be named as a loss payee under such policies. Tenant shall reimburse Landlord upon demand for the cost of premiums for the Property Insurance. Notwithstanding the foregoing provisions of this Section 12(b), Tenant may request that Landlord approve Tenant's procuring and maintaining the Property Insurance at its sole cost from a carrier acceptable to Landlord. If Landlord grants such approval, which may be granted or withheld in Landlord's sole and absolute discretion, the policy of insurance procured by Tenant must comply with all of the provisions of this Section 12(b), including without limitation the naming of persons as loss payees, as their interest may appear. Notwithstanding any other provision of this Lease to the contrary, Tenant and Landlord hereby each release the other from all liability for loss or damage to the other's property, whether or not caused by the negligent or other act or omission of the other party and will obtain from their respective insurers waivers of subrogation with respect to claims against the other party.

  All Insurance coverage required under this Section 12, exclusive of such coverage required in Section 12a), shall be maintained by Tenant at its sole expense, and Tenant shall pay promptly when due all premiums for such insurance. All policies of insurance shall be issued by responsible admitted insurance carriers licensed to do business in the State of Maryland with a rating of "A/IX" or better, as determined by A.M.Best Company ( or equivalent rating if A.M, Best changes or discontinues its rating system). Parties shall furnish binding certificates of insurance in industry standard form for all insurance policies required under Section 12(a) and as the same are put into effect and from time to time upon written request of each other, and each such policy shall provide that it shall not be cancelled or materially and adversely modified without at least ten (10) days' prior written notice to Landlord (Tenant shall endeavor to have its insurer give Landlord at least thirty (30) days' prior written notice of any such cancellation or modification.

  Damage or Destruction.

  In the event of any damage to the Improvements by fire or other casualty, Tenant shall promptly, diligently and continuously repair and restore the damaged Improvements to their condition prior to such damage or destruction. Tenant shall not be entitled to any offset, reduction or abatement in Rent during the time the Premises may have been rendered untenantable, either in whole or in part, as a result of such damage or destruction, no matter what the cause, nor shall any party have the right to terminate this Lease on account of a fire or other casualty.

  Condemnation.

  The term "condemnation" or "taking" as used in this Lease shall mean the exercise of the power of eminent domain by any governmental entity, body, agency or authority, or private purchase in lieu of eminent domain, and the date of condemnation shall mean the day on which the actual physical taking of possession pursuant to the exercise of said power of eminent domain, or private purchase in lieu thereof, occurs, or the date of settlement or compromise of the claim of the parties thereto during the pendency of said power, whichever first occurs. If the entire Premises is condemned or taken, this Lease shall terminate. If less than the entire Premises is condemned or taken, this Lease shall remain in full force and effect with respect to the portion of the Premises not taken or condemned. The Option to Purchase price to Tenant shall be reduced by the condemnation award received by Landlord for the Premises, provided however, Tenant has duly exercised the Option to Purchase, and the premises has accepted as modified by condemnation. If condemnation affects Tenant's material obligation(s) under the Lease, Tenant shall have the right to terminate the Lease.

  Default: The happening of any one or more of the following events ("Events of Default") shall constitute a default and a breach of this Lease:

  The failure of Tenant to pay any Rent when due or within ten (10) business days after written notice from Landlord of such failure.

  The failure of Landlord/Tenant to comply with Section 13 within ten (10) business days after written notice from each other of such failure.

  The failure of Tenant to perform or diligently proceed to perform any of the other covenants, conditions or provisions of this Lease within sixty (60) days after written notice from Landlord of such failure. However, if the default cannot reasonably be cured within said sixty (60)-day period and if Tenant shall have diligently taken all reasonable and necessary action to cure the default within said sixty (60)-day time period, no Event of Default shall be deemed to occur if Tenant proceeds to remedy the default within an additional thirty (30)-day period. If the default cannot reasonably be cured within said sixty (60) day period, Tenant may request Landlord's consent to extend time which shall not be reasonably withheld.

  The parties agree that a default pursuant to Settlement Documents shall constitute a default under the Lease.

  Remedies Upon Default : Upon the occurrence an Event of Default the non-defaulting party shall have the following remedies:

    In the event of Landlord's failure to pay property tax(es), Tenant shall have the right to pay the property tax(es) and off set amount against the monthly rent.

    Landlord at any time thereafter may, at its option, terminate this Lease by delivering written notice of termination to Tenant, Tenant hereby waiving any notice to quit required by law or otherwise. Upon any such termination, Tenant will immediately quit and surrender the Premises to Landlord, but Tenant shall remain liable under this Lease as provided in this Section 16. Tenant agrees that Landlord may evict Tenant for breach of the Lease and Tenant shall hold harmless Landlord for any and all damages or costs resulting therefrom. Tenant hereby waives any and all defenses to the eviction if Tenant fails to surrender the Premises as provided for in this Section;

    Landlord, upon five (5) business days notice to Tenant, may, but shall not be required to, make such payment or do such act, and charge the amount of the expense thereof, if made or done by Landlord, with interest thereon by Tenant at ten (10) percent. Such payment and interest shall constitute additional rent hereunder, due and payable within five (5) business days of Landlord's written demand therefor; but the making of such payment or the taking of such action by Landlord shall not operate to cure such Event of Default or to stop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled; and/or

    Either party shall be entitled to any and all remedies available at law or in equity.

    Subject to Landlord's obligation to mitigate damages, Landlord may declare to be due and payable immediately the Base Rent and Additional Rent due for the remainder of the Term (or which would have become due had this Lease not been terminated, as the case may be), discounted to present value at the rate of two percent (2%) per annum.

    Landlord may, in Landlord's own name (but either (i) as agent for Tenant, if this Lease has not then been terminated, or (ii) for the benefit of Tenant, if this Lease has then been terminated), re-let any or all of the Premises on such terms and subject to such conditions as are acceptable to the Landlord in its sole and absolute discretion (including, by way of example rather than of limitation, the alteration of any or all of the Premises in any manner which, in Landlord's judgment, is necessary or desirable as a condition to or otherwise in connection with such re-letting, and the allowance of one or more concessions or "free rent" or reduced rent periods), and collect and receive the rents therefor.

    Tenant hereby authorizes any attorney designated by the Landlord or any clerk of any court of record in Maryland to appear for the undersigned in any court of record and confess judgment against Tenant without prior hearing in favor of the Landlord for, and in the amount of, all amounts payable by Tenant to the Landlord under the terms of this Lease, costs of suit and reasonable attorneys' fees. The authority and power to appear for and enter judgment against any or all of Tenant shall not be exhausted by one or more exercises thereof or by any imperfect exercise thereof and shall not be extinguished by any judgment entered pursuant thereto. Such authority may be exercised as to any or all of the undersigned on one or more occasions or from time to time in the same or different jurisdictions as often as the Landlord shall deem necessary and desirable, for all of which this Lease shall be a sufficient warrant.

  Assignment and Subletting:

  Tenant shall not assign, sublease, license, pledge, enter into a use or occupancy agreement or otherwise transfer, encumber or convey this Lease or all or any portion of the Premises, in whole or part, without the prior written consent of Landlord, which consent may not be unreasonably withheld. In the event of any such assignment or subletting, Tenant will remain primarily liable for the performance of the covenants and obligations under this Lease binding upon Tenant. Each assignee must agree in writing to assume the obligations of Tenant under this Lease, and a copy of such assumption agreement shall be delivered to Landlord within ten (10) days after the date the lease assignment is executed. In the event of an assignment to a successor corporation, Landlord agrees to accept the assignment upon submission of duly filed and approved organizational papers of the successor entity of AA.

18. Surrender :

Upon the expiration or sooner termination of this Lease, Tenant shall surrender the Premises to Landlord, together with all then-existing Improvements thereon, (except Tenant's lab, equipment, and Trade fixures) that are part of the Improvements (including without limitation all plumbing, lighting, electrical, heating, cooling and ventilating fixtures and equipment) in compliance with applicable laws, free of any debt, liens and any tenants or occupants. Tenant shall have the right to remove all Trade Fixtures, signage and other equipment and personal property from the Premises as of the expiration of the Term. Such removal shall be at Tenant's expense. If Tenant fails to remove such Trade Fixtures, signage and other equipment and personal property within thirty (30) days after the expiration of the Term or within thirty (30) days after the sooner termination of the Term, such property shall automatically become the property of Landlord. Alternatively, Landlord may cause the removal of all trade fixtures, signage and personal property at Tenant's expense, and Tenant hereby agrees to reimburse Landlord, upon demand, for all such reasonable costs incurred by Landlord.

19. Quiet Possession;

Provided Tenant is not in default under the provisions of this Lease beyond applicable cure periods, Landlord covenants that Tenant shall have and enjoy during the Term quiet and peaceable possession of the Premises, subject to all terms and provisions of this Lease. Landlord consents to enforcement of this Lease pursuant to subordination Agreement(s) by CPG Lenders set forth in Exhibit C.

20. Successors and Assigns.

The provisions of this Lease shall bind and inure to the benefit of each of the parties and their respective successors and assigns.

21. Miscellaneous

  This Lease represents the complete and entire agreement and the final understanding between Landlord and Tenant and cannot be modified except by a writing signed by the party against whom the modification is to be enforced.

  The captions in this Lease are for the purposes of reference only and shall not limit or define the meaning of the provisions of this Lease.

  Where the context requires, the use of any gender shall include all genders, and the singular shall include the plural and vice-versa.

  This Lease shall not be construed more strictly against one party than the other by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both Landlord and Tenant have contributed substantially and materially to the preparation of this Lease.

22. Notices.

An notices or demands to be given or served by either party to the other shall be in writing, sent by certified or registered mail (deposited in the U.S. Mail, postage prepaid), or by Federal Express or other reputable national overnight courier (with evidence of receipt by the applicable party), and shall be deemed effective when delivered to the following address(es), as applicable:

With a copy to Linowes and Blocher LLP

145 Main Street

Annapolis, Maryland 21401

Attn: Charles R. Schaller, Esquire

To Tenant American Antibiotics, LLC

6950 Bryan Dairy Road,

Largo, FL - 33777

Attn Mandeep Taneja, Esq

With a copy to Sharma Law Group

9911 Georgia Avenue

Silver Spring

MD -20902

Attn : Onkar N.Sharma, Esq.

Any addresses may be changed by written notice duly given by either party to the other in writing by fax and certified mail R/R.

23. Estoppel Certificate.

Within fifteen (15) days after receipt of a written request from time to time, Landlord and Tenant agree to deliver to the other party a duly executed and acknowledged instrument certifying to the executing party's best knowledge (i) whether this Lease is in full force and effect (and if not, why), (ii) as to the existence of any default, including the nature or extent of such default, (iii) whether there are any defenses, counterclaims or offsets to such default, (iv) whether there has been any modification or amendment to this Lease, and specifying the nature of such modification, (v) as to the commencement and expiration dates of the Term, (vi) as to the date to which Rent has been paid, (vii) attaching a true, complete and correct copy of this Lease, and (viii) as to such other matters relating to this Lease as may be reasonably requested. Any such certificate may be conclusively relied upon by Landlord or Tenant and by any other person to whom it has been exhibited or delivered, and the contents of the certificate shall be binding upon the executing party. The party delivering an estoppel certificate hereunder may condition delivery upon reimbursement from the requesting party of all costs and expenses incurred by the delivering party in connection with such estoppel certificate.

24. Waiver:

a) No failure by Landlord or Tenant to insist upon the strict performance of any term or covenant hereof or to exercise any right, power or remedy consequent upon a breach, and no submission by Tenant or acceptance by Landlord of full or partial Rent during the continuance of any such breach shall constitute a waiver of the breach or of any such term or covenant. No waiver of any breach shall affect this Lease (which shall continue in full force and effect) or the rights of Landlord or Tenant with respect to any other then existing or subsequent breach. No foreclosure, sale or other proceeding under a mortgage with respect to the Premises shall discharge or otherwise affect the obligations of Tenant

b) No payment by Tenant or acceptance by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any check or any letter accompanying any check or payment for Rent be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided for at law or under this Lease.

25. Remedies Cumulative.

Subject to the limitations set forth in Section 15 each remedy provided for in this Lease shall be cumulative and concurrent and shall be in addition to every other remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute. The exercise by either party of any remedies shall not preclude the simultaneous or later exercise by such party of the same or any other remedies.

26. Provisions Subject to Applicable Law.

All rights, powers and remedies under this Lease may be exercised only to the extent that such exercise does not violate any applicable law and are intended to be limited to the extent necessary so that they will not render this Lease invalid or unenforceable. If any term of this Lease shall be held to be invalid, illegal or unenforceable, the validity of the other terms of this Lease shall not be affected.

27. Governing Law.

This Lease shall be governed by and construed in accordance with Maryland law, without regard to conflict of laws principles.

28. Waiver of Jury Trial.

LANDLORD AND TENANT EACH WAIVES ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO ALL ACTIONS, CLAIMS, PROCEEDINGS AND COUNTERCLAIMS ARISING FROM OR UNDER THIS LEASE OR THE SUBJECT MATTER HEREOF.

29. Net Lease:

This Lease is intended and shall be construed to be an "absolutely net lease," and Tenant (i) assumes all responsibilities, duties, obligations, guarantees, risks, charges, taxes, assessments, costs or expenses of any nature or any kind whatsoever, and (ii) shall pay to Landlord, without notice, absolutely net throughout the Term, except for the funds deposited and disbursed in Facility Improvement Escrow Account., and set off pursuant to Section 4(d),16(a), 1.3, 1.7, and 1.8, the Rent, free of any expense, charge or deduction whatsoever, with respect to the Premises or the ownership, leasing, operation, management, maintenance, repairs, improving, use or occupancy thereof.

30. Brokers' Commissions.

Landlord and Tenant represent to each other that they have not dealt with any broker or finder, licensed or otherwise, in connection with this Lease and that no broker or other person is entitled to any commission or other fee by reason of the negotiation and execution of this Lease. Landlord and Tenant agree to hold each other harmless against any and all claims for brokerage commissions and fees arising out of any conversation, negotiations or other dealings held by the indemnifying party with any broker or other party regarding this Lease.

31. Attorney's Fees.

In the event of any litigation between Landlord and Tenant concerning this Lease, the unsuccessful party in such litigation shall pay the court costs and reasonable expenses and attorney's fees incurred by the prevailing party in connection with such litigation.

32. Power and Authority:

Landlord and Tenant each represents and warrants to the other party that the person or persons executing this Lease on its behalf is/are duly authorized to execute and delivery this Lease on its behalf. On or before July 31,2009 each party shall deliver to the other party a certified company resolution confirming the above warranty. A copy of the same is appended as Exh.F.

33. Responsibility of Tenant:

Any restriction on or requirement imposed upon Tenant under this Lease shall be deemed to extend to Tenant's subtenants, concessionaires, and licensees and other occupants of the Premises permitted under this Lease, and it shall be Tenant's obligation to cause the foregoing persons to comply with all covenants and agreements stipulated to be performed on the party of Tenant.

34. Counterparts:

The Lease may be executed in counterparts, by fax and/or electronic transmissions each of which constitutes an original document, and/or with counterpart signature pages, in which event this Lease shall have the same force and effect as if all of the parties had signed a single signature page.

35. Submission:

This Lease does not constitute an offer to lease, and Landlord and Tenant shall not be bound by this Lease until it is executed and unconditionally delivered by both parties.

36. Sale and Assignment of the Premises

Landlord shall have the right at all times to sell, assign or transfer its interest in the Premises and this Lease without restriction. Landlord shall promptly notify Tenant in writing of any change in the ownership of the Premises, giving the name and address of the new owner and instructions regarding the payment of Rent. In the event of any change in or transfer of title of Landlord in and to the Premises or any part thereof, whether voluntary or involuntary, or by act of Landlord or by operation of law, Tenant shall be under no obligation to pay Rent or other charges thereafter accruing until receipt of written notice thereof from Landlord. Upon such change in ownership of the Premises, so long as such new owner assumes and agrees with Tenant to discharge all obligations of Landlord under this Lease and to be bound by all restrictions on Landlord contained in this Lease, then the transferring Landlord shall be released from and not be liable for any obligations or liabilities under this Lease accruing on or after the date of such change in ownership.

37. Landlord's Subdivision Obligation:

  Landlord shall utilize commercially reasonable efforts, at Landlord's sole cost and expense, in Landlord's discretion, including the three (3) year period after the Commencement Date, to secure final and unappealable subdivision approval for the Premises to be a separately subdivided lot and record a subdivision plat among the Land Records of the County in accordance with the proposed subdivision plat (the "Proposed Plat") attached hereto as Exhibit E. (Collectively, the "Subdivision Approval"). In pursuing subdivision should the Landlord determine in its sole and absolute discretion that subdivision of the parcel is not feasible, then Landlord may terminate the subdivision process and any option to purchase the parcel by Tenant shall likewise be automatically terminated. Tenant shall cooperate with Landlord in obtaining the Subdivision Approval (including but not limited to , executing any documents related to the Subdivision Approval and providing easements required by the County), at no liability to Tenant and provided that Tenant does not incur any out-of-pocket cost or expense or provided Landlord reimburses Tenant for any such out-of -pocket cost or expense. Upon obtaining the Subdivision Approval, Landlord shall deliver written notice thereof to Tenant. Upon Tenant's request from time to time, Landlord shall keep Tenant apprised of its efforts and progress in connection with obtaining Subdivision Approval. In addition, Landlord shall permit Tenant to meet with Landlord's engineers, attorneys and other professionals assisting in connection with the process of Subdivision Approval (at Tenant's costs). In connection with obtaining the Subdivision Approval, Landlord shall not agree to (i) any Material Boundary Change ( as hereinafter defined) ii) any obligations imposed upon the Premises or the owner thereof which would have a material adverse effect upon the ability to use the Premises for its intended purposes without first obtaining the written consent of Tenant, which consent shall not be unreasonably withheld, conditioned or delayed. A " Material Boundary Change" shall mean any change in the " Proposed Division Line" set forth on the Proposed Plat which either (a) incorporates into Proposed Lot 1 any portion of the "Protected Drive Aisle Area" indicated on Exhibit E, or (b) moves any portion of the Proposed Division Line by Greater than ten feet (10"). Should subdivision not occur within the option period or prior to the expiration of all extension terms contemplated herein, then in such case Tenant shall have a third lease term option period of ten (10) years to be exercised by Tenant provided it gives Landlord sixty (60) days prior written notice from the end of the third extension term. The Rent for the third lease term shall be the Base Rent determined by a neutral third party selected and agreed upon by the Tenant and Landlord e.g Single Leasing Agent selected jointly by Landlord and Tenant, or one Leasing Agent each appointed by the Landlord and Tenant separately, and the two Leasing Agents selecting a third Leasing Agent to determine the Base Rent and the increases for the ten (10) year period.

  Option to Purchase Transaction:

Provided Subdivision Approval has been obtained, Tenant is still within its option period, and Tenant is not in default hereunder, Landlord shall sell to Tenant, and Tenant shall have an option to Purchase from Landlord (the "Purchase Transaction"), the fee simple interest in and to the Facility on the following terms and conditions:

a) Purchase Price : The total purchase price for the Premises shall be Five Million Five Hundred Thousand Dollars ($ 5,500,000.00) (the "Purchase Price). Tenant shall pay the Purchase Price, less the balance paid to Landlord for each option year period paid for the Option to Purchase in full at Settlement (defined below).

b) Title : With respect to title to the Premises, the parties agree as follows:

  At Settlement, Landlord shall convey to Tenant fee simple title to the Premises, subject to matters of record, as of the Commencement Date and any matters of record occurring after the Commencement Date in compliance with this Lease or effected by or consented to in writing by Tenant, in all events other than monetary liens caused by Landlord. Title is to be marketable, good of record and in fact, and insurable at standard rates by a recognized title insurance company selected by Tenant (the "Title Company"). In all events, any deeds of trust, mortgages, judgment liens, tax liens and other monetary liens against the Premises caused by Landlord unless agreed to as a permitted exceptions to the title shall be removed by Landlord at or before the time of Settlement.

  Settlement shall occur within ninety (90) days from the date of written notice by the Tenant to the Landlord that Tenant is exercising its option to purchase the Premises. If settlement occurs after ninety (90) days, any and all Rent paid by Tenant after the ninety-first (91) day shall be credited toward the Purchase Price.

  At Settlement, Landlord shall (i) execute and deliver to Tenant a special warranty deed for the Premises, with covenants of further assurances, (ii) execute such affidavits and other instruments as are reasonably required by the Title Company for the elimination of any standard or printed exceptions in Tenant's final policy of title insurance, or for compliance with tax reporting requirements, including a FIRPTA affidavit and Maryland State withholding forms (or an appropriate amount of money shall be withheld, if applicable), (iii) furnish such evidence of the power and authority of Landlord to consummate the transfer of the Premises as are required by Tenant or the Title Company, and (iv) execute and deliver to Tenant any and all instruments, filings and documents that are reasonably necessary to cause the transfer of title required hereunder to the Premises from Landlord to Tenant.

  At Settlement, Tenant shall execute and deliver such affidavits, documents and other instruments as are customarily required for a commercial real estate closing in Anne Arundel County, Maryland.

  At Settlement. Landlord and Tenant each shall execute an agreement whereby each party covenants not to object to any proposed development of the Adjoining Land or the Premises by the other party,

  For purposes of the Purchase Transaction, the "Premises" shall include all right, title and interest of Landlord (if any) in and to any and all appurtenances, rights, privileges, and easements benefitting or belonging or pertaining to the Premises and all right, title and interest of Landlord (if any) in and to the bed of any public street, road or highway (open or proposed) in front of, adjoining or servicing the Premises, all of which are collectively included within the meaning of "Premises". The term "Premises" specifically includes Landlord's right-of-way or easement referenced in Section 8 above and Tenant acknowledges Landlord's property interest in that easement, which will be shown on a revised plat prior to subdivision.

c) Settlement: The parties have agreed as follows with respect to Settlement under the Purchase Transaction:

i) Settlement under the Purchase Transaction ("Settlement") shall be held on the earlier of (A) ninety (90th after either party delivers to the other party written notice to proceed with the Purchase Transaction (which written notice may be delivered only if the Subdivision Approval has been obtained, and (B)the Tenant is within its Option Period and is not in default under this lease or the Settlement Agreement executed simultaneously herewith. If any such date falls on a Saturday, Sunday or legal holiday, then such date shall be deemed to be the immediately following business day.

ii) Settlement shall take place at the offices of the SBK Title Corporation, Silver Spring, Maryland and if possible, Settlement shall take place through the exchange of documents and funds in escrow, without the necessity of personal attendance by the parties.

iii) If on or before July 31,2015 Subdivision Approval has not been obtained, then the Purchase Transaction shall terminate and Tenant shall receive a monthly credit to rent in the total amount of $250,000.00.

iv) At Settlement, in addition to those items described elsewhere in this Lease, Landlord shall deliver to Tenant, to the extent requested by Tenant, all books, records, plans and other tangible materials relating to the Premises and a bill of sale/assignment, conveying to Tenant all of Landlord's right, title and interest in and to any certificate of occupancy or other license or permit issued by any governmental authority relating to the Premises and in and to any guarantees, warranties or rights there under in any way relating to the Premises.

v) At Settlement, Tenant shall accept the Premises in its "as is, where is, with all faults" condition.

(d) Adjustments at Settlement All items of income and expense relating to the Premises typically adjusted in connection with the sale of property shall be prorated between Landlord and Tenant as of midnight on the day immediately preceding the Settlement Date, provided, however, to the extent payment of such items of income and expense are paid by Tenant pursuant to the terms of this Lease, there shall be no proration or adjustment thereof.

Tenant shall pay for all costs of examination of title, title insurance and recording charges, the charges of the title company or title attorney conducting Settlement. Landlord and Tenant shall split equally any and all recordation taxes and transfer taxes on the recording of the Deed. Each party shall pay its attorneys' fees.

e) Default : In the event that one party is ready, willing and able to settle under this Option to Purchase and the other fails to settle in accordance with the terms hereof or defaults prior to or at Settlement in any material respect and such default is not cured after notice from the non-defaulting party to the defaulting party, then the non-defaulting party may, at its option, avail itself of any and all remedies available at law or in equity, including, but not limited to, specific performance and/or injunctive relief.

g) Merger : In the event that Settlement occurs under the terms of this Option to Purchase Transaction, this Lease shall be merged into Tenant's fee simple title to the Facility and shall be of no further force or effect thereafter to the Lease.

41. Foreclosure By Landlord's Creditors/Filing of bankruptcy

In the event of foreclosure, Landlord agrees to enforce Lease to survive foreclosure by Landlord's Lenders pursuant to Subordination Agreement executed by the Lenders appended to this Lease as Exh.C, In case of Landlord's bankruptcy, Landlord agrees to enforce the lease in bankruptcy proceedings.

42. Confessed Judgment:

The undersigned parties including Jugal Taneja and Geopharma, Inc., pursuant to the Guaranty and Settlement Agreement simultaneously executed herewith guaranteed the monetary obligation of Tenant under this Lease and agree to and authorize entry of confessed judgment in favor of the non-defaulting and against the defaulting party for the balance owed pursuant to this Lease with interest at 10% per annum and reasonable attorneys fees in the Circuit Court of Anne Arundel County, Maryland to enforce terms of this Lease and Settlement Documents.

43. Cross Default:

The undersigned parties including Jugal Taneja and Geopharma, Inc., pursuant to the Guaranty and Settlement Agreement simultaneously executed herewith guaranteed the monetary obligation of Tenant under this Lease and acknowledge that the parties have executed the Settlement Documents as set forth in Settlement and Release Agreement dated July 31, 2009 or the effective date of July 31, 2009. In the event of default the defaulting party agrees that the Non-Defaulting party shall identify the cross default provision of this Lease with the Settlement Documents.

WITNESS the following signatures and seals:

LANDLORD:

CONSOLIDATED PHARMACEUTICAL GROUP, INC

By______________________________

Name : Mehmet Tunc Turgut

Title: President

State of :

County of :

On this _______ day of ______________ before me personally appeared Mehmet Tunc Turgut to me known to be the President of the corporation that executed the foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he is authorized to execute said instrument.

GIVEN under my hand and official seal the day and year last above written.

(SEAL) ____________________________________
Notary Public

My commission expires ________________

TENANT:

AMERICAN ANTIBIOTICS, LLC

By______________________________

Name : CAROL DORE-FALCONE

Title: Senior Vice President &

Chief Financial Officer

State of :

County of :

On this _______ day of ______________ before me personally appeared Carol Dore-Falcone to me known to be the Senior Vice President & Chief Financial Officer of the corporation that executed the foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that       (he/she is) (they are)       authorized to execute said instrument.

GIVEN under my hand and official seal the day and year last above written.

(SEAL) ____________________________________
Notary Public

My commission expires ________________